AudioEye, Inc. S-8

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-8 of our report dated April 15, 2013 with respect to the audited consolidated financial statements of AudioEye, Inc. for the years ended December 31, 2012 and 2011.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas
August 27, 2013